Exhibit 32.1

SECTION 906 CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER OF
HONDO MINERALS CORPORATION

In connection with the accompanying Quarterly Report on Form 10-Q of Hondo Minerals Corporation for the quarter ended January 31, 2011, the undersigned, William Miertschin, President and Chief Executive Officer of Hondo Minerals Corporation, does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-Q for the quarter ended January 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended January 31, 2011 fairly presents, in all material respects, the financial condition and results of operations of Hondo Minerals Corporation.

Date:  March 15, 2011
/s/ William Miertschin
William Miertschin
President and Chief Executive Officer